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                                                                     EXHIBIT 77C

COLUMBIA SELIGMAN COMMUNICATIONS AND INFORMATION FUND -- N-SAR EXHIBITS

RESULTS OF MEETING OF SHAREHOLDERS
COLUMBIA SELIGMAN COMMUNICATIONS AND INFORMATION FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 15, 2011
(UNAUDITED)

A brief description of the proposals voted upon at the meeting and the votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each proposal are set forth below. A vote is based on total number of shares outstanding in the Fund.

Columbia Seligman Communications and Information Fund

PROPOSAL 1: To elect directors to the Board.*

                               SHARES VOTED "FOR"  SHARES VOTED "WITHHOLD"  ABSTENTIONS  BROKER NON-VOTES
                               ------------------  -----------------------  -----------  ----------------
01. Kathleen Blatz               47,624,254.984         2,149,497.230          0.000          0.000
02. Edward J. Boudreau, Jr.      47,597,802.176         2,175,950.038          0.000          0.000
03. Pamela G. Carlton            47,621,360.890         2,152,391.324          0.000          0.000
04. William P. Carmichael        47,543,745.705         2,230,006.509          0.000          0.000
05. Patricia M. Flynn            47,625,951.752         2,147,800.462          0.000          0.000
06. William A. Hawkins           47,598,696.274         2,175,055.940          0.000          0.000
07. R. Glenn Hilliard            47,580,308.602         2,193,443.612          0.000          0.000
08. Stephen R. Lewis, Jr.        47,587,043.819         2,186,708.395          0.000          0.000
09. John F. Maher                47,631,563.321         2,142,188.893          0.000          0.000
10. John J. Nagorniak            47,563,949.011         2,209,803.203          0.000          0.000
11. Catherine James Paglia       47,622,466.424         2,151,285.790          0.000          0.000
12. Leroy C. Richie              47,541,565.828         2,232,186.386          0.000          0.000
13. Anthony M. Santomero         47,592,637.908         2,181,117.306          0.000          0.000
14. Minor M. Shaw                47,576,019.389         2,197,732.825          0.000          0.000
15. Alison Taunton-Rigby         47,599,306.498         2,174,445.716          0.000          0.000
16. William F. Truscott          47,617,143.303         2,156,608.911          0.000          0.000

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*  All shares of Columbia Seligman Communications and Information Fund, Inc. are
   voted together as a single class for the election of directors.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

Proposal 2 was adjourned to a meeting scheduled on February 28, 2011 to provide additional time for further solicitation of this proposal.

PROPOSAL 3: To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Company's board of directors, but without obtaining shareholder approval.

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Proposal 3 was adjourned to a meeting scheduled on February 28, 2011 to provide additional time for further solicitation of this proposal.

RESULTS OF MEETING OF SHAREHOLDERS
COLUMBIA SELIGMAN COMMUNICATIONS AND INFORMATION FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON FEB. 28, 2011
(UNAUDITED)

A brief description of the proposal voted upon at the adjourned meeting and the votes cast for or against, as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total number of shares outstanding in the Fund.

PROPOSAL 2: To approve a proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC.

SHARES VOTED "FOR"  SHARES VOTED "AGAINST"    ABSTENTIONS    BROKER NON-VOTES
------------------  ----------------------   -------------   ----------------
   35,738,480.356        1,822,070.876       1,254,246.565    13,077,788.000

PROPOSAL 3: To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Company's board of directors, but without obtaining shareholder approval.

Proposal 3 was adjourned to a meeting scheduled on March 29, 2011 to provide additional time for further solicitation of this proposal.

RESULTS OF MEETING OF SHAREHOLDERS
COLUMBIA SELIGMAN COMMUNICATIONS AND INFORMATION FUND
SPECIAL MEETING OF SHAREHOLDERS HELD ON MARCH 29, 2011
(UNAUDITED)

A brief description of the proposal voted upon at the adjourned meeting and the votes cast for or against, as well as the number of abstentions and broker non-votes as to the proposal are set forth below. A vote is based on total number of shares outstanding in the Fund.

PROPOSAL 3: To approve a proposal to authorize Columbia Management Investment Advisers, LLC to enter into and materially amend subadvisory agreements in the future, with the approval of the Company's board of directors, but without obtaining shareholder approval.

The shareholders of Columbia Seligman Communications and Information Fund did not approve the Proposal. If there is a proposed hiring of a subadviser in the future for the Fund, shareholders of the Fund will be solicited to approve such a change.